UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2013

BJ'S RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300 Huntington Beach, CA	92647
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 500-2400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective December 11, 2013, Wesley A. Nichols was appointed to serve as a member of the Board of Directors of BJ's Restaurants, Inc. (the "Company"). Mr. Nichols will serve as a member of the Governance and Nominating Committee of the Board.

There is no understanding or arrangement between Mr. Nichols and any other person pursuant to which Mr. Nichols was appointed.

In connection with his service as a member of the Board, Mr. Nichols will be paid in accordance with the terms described in the section titled "Director Compensation" that begins on page 13 of the Company's proxy statement that was filed with the Securities and Exchange Commission on April 26, 2013, which description is incorporated herein by this reference.

Item 8.01. Other Events.

On December 16, 2013, the Company issued a press release, which announced that Mr. Nichols had been appointed to the Board. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 16, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC. (Registrant)
December 16, 2013 (Date)	By:	/s/ GREGORY A. TROJAN Gregory A. Trojan President and CEO